EXHIBIT 10

[Comerica Logo]

April 25, 2006	11921 Freedom Dr., Ste. 920
Reston, VA 20190
703 689-3768
Fax 703 467-9308

Ronald H. Spair

Executive Vice President & Chief Financial Officer

OraSure Technologies, Inc.

220 East First Street

Bethlehem, PA 18015-1360

RE:	OraSure Technologies, Inc. (“Borrower”)

Obligor Number 5793834584

Dear Ron:

Comerica Bank (the “Bank”) has approved the extension of the maturity date of the above referenced credit facility as evidenced by that certain note/agreement, dated September 10, 2002 (as such may be amended, restated, modified, supplemented or revised from time to time, the “Agreement”) from April 29, 2006 to June 29, 2006. Upon your execution of a counterpart of this letter, the maturity date shall be so amended.

The Agreement, as modified and amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this modification and amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environment agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

By execution of a counterpart of this letter, Borrower further represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date hereof, and that no event of default has occurred and is continuing under the Agreement or any other document, instrument or agreement entered into in connection therewith.

Sincerely,

Comerica Bank

By:	/s/ Charles R. Bowman
Charles R. Bowman
Vice President

Acknowledged and accepted on April 27, 2006:

OraSure Technologies, Inc.

By:	/s/ Ronald H. Spair
Name:	Ronald H. Spair
Title:	CFO